[Letterhead of Brown & Wood LLP]


                                                                     Exhibit 5

                                                March 9, 1998



Morgan Stanley, Dean Witter, Discover & Co.
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

      We have acted as counsel to Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (as it may be amended or supplemented from time to time, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $8,000,000,000 aggregate initial offering price of the following securities (collectively, the "Securities"): (i) debt securities ("Debt Securities"),
(ii) warrants to purchase Debt Securities ("Debt Warrants") or to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or composite currencies or (c) commodities ("Universal Warrants," and together with Debt Warrants, the "Warrants"), (iii) purchase contracts ("Purchase Contracts") requiring the holders thereof to purchase or sell (a) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (b) currencies or composite currencies or (c) commodities, (iv) Debt Securities, Purchase Contracts and Warrants or any combination thereof that may be offered in the form of Units ("Units"), (v) shares of the Company's preferred stock, par value $0.01 per share ("Preferred Stock"), to be issued from time to time in one or more series and (vi) an indeterminate number of depositary shares representing fractional interests in shares of the Preferred Stock (the "Depositary Shares").

      The Debt Securities and certain pre-paid Purchase Contracts ("Pre-paid Purchase Contracts"), if any, are to be issued from time to time as either (a) senior indebtedness of the Company under an indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996, between Morgan Stanley Group Inc. ("Morgan Stanley") and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Senior Debt Trustee"), and a Third Supplemental Senior Indenture dated as of June 1, 1997 (the "Third Supplemental Senior Indenture") between the Company (as successor to Morgan Stanley) and the Senior Debt Trustee (such indenture as so supplemented the "Senior Indenture") or (b) subordinated indebtedness of the Company under an indenture dated as of April 15, 1989, as supplemented by a First Supplemental Subordinated Indenture dated as of May 15, 1991 and a Second Supplemental Subordinated Indenture dated as of April 15, 1996, between Morgan Stanley and The First National Bank of Chicago, as trustee (the "Subordinated Debt Trustee"), and a Third Supplemental Subordinated Indenture dated as of June 1, 1997 (the "Third Supplemental Subordinated Indenture" and, together with the Third Supplemental Senior Indenture, the "Third Supplemental Indentures") between the Company (as successor to Morgan Stanley) and the Subordinated Debt Trustee (such indenture as so supplemented the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). The Debt Warrants, if any, will be issued under a debt warrant agreement to be entered into between the Company and a debt warrant agent (the "Debt Warrant Agreement"). The Universal Warrants, if any, will be issued under a Universal Warrant Agreement to be entered into between the Company and The Chase Manhattan Bank, as warrant agent (the "Universal Warrant Agreement"). The Purchase Contracts and Units, if any, will be issued under a unit agreement to be entered into among the Company, The Chase Manhattan Bank as unit agent and the holders from time to time of the Units (the "Unit Agreement"). Depositary Shares representing fractional interests in shares of Preferred Stock will be issued under a preferred stock deposit agreement to be entered into among the Company, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder (the "Deposit Agreement"). The forms of the Indentures, the Debt Warrant Agreement, the Deposit Agreement and the Securities are filed or incorporated by reference as exhibits to the Registration Statement.

      In rendering this opinion, we have examined the originals or copies, certified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In addition, in rendering this opinion, we have assumed the authorization, execution and delivery of the Indentures, the Debt Warrant Agreement and the Deposit Agreement by all parties (including Morgan Stanley) other than the Company. As to any facts material to this opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid records, certificates and documents.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

      (i) the Third Supplemental Indentures, the Debt Warrant Agreement, the Universal Warrant Agreement, the Unit Agreement, the Deposit Agreement and the Securities have been duly authorized by the Company;

      (ii) when the Debt Warrant Agreement, the Universal Warrant Agreement and the Unit Agreement have been duly executed and delivered by the Company and the Debt Securities, the Debt Warrants, the Universal Warrants, the Purchase Contracts and the Units have been duly executed and issued in accordance with the provisions of the applicable Indenture, the Debt Warrant Agreement, the Universal Warrant Agreement and the Unit Agreement, respectively, and duly paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action will have been taken with respect to the issuance and sale of the Debt Securities, the Debt Warrants, the Universal Warrants, the Purchase Contracts and the Units and such Securities will have been validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms; and

      (iii) when the shares of Preferred Stock and, if applicable, the Depositary Shares have been duly issued and paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable and, if applicable, such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock.

      The opinions set forth herein are limited to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Brown & Wood LLP